Exhibit 4.6.8
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     EIGHTH SENIOR NOTES SUPPLEMENTAL INDENTURE (this “Eighth Senior Notes Supplemental Indenture”) dated as of August 9, 2011 among Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with the US Issuer I and the US Issuer II, the “Issuers”), Beverage Packaging Holdings (Luxembourg) I S.A. (“BP I”), the affiliates of the Issuers party hereto (the “Luxembourg Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”), principal paying agent, registrar and transfer agent, to the indenture dated as of February 1, 2011, as amended or supplemented (the “Senior Notes Indenture”), in respect of the issuance of an aggregate principal amount of $1,000,000,000 of 8.250% Senior Notes due 2021 (the “Senior Notes”).
W I T N E S S E T H :
          WHEREAS pursuant to Sections 9.01(a)(i) and 9.01(a)(xi) of the Senior Notes Indenture, the Trustee, BP I and the Issuers are authorized (i) to amend the Senior Notes Indenture to cure an ambiguity and to make any change that does not adversely affect the rights of any Holder and (ii) to execute and deliver this Eighth Senior Notes Supplemental Indenture;
          Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Senior Notes Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Issuer, BP I and the Luxembourg Guarantors covenant and agree as follows:
          1. Amendment of the Senior Notes Indenture. The Senior Notes Indenture is hereby amended by deleting Section 10.08(f) in its entirety and replacing it with the following:

          “(f) Notwithstanding any other provision of this Senior Notes Indenture or any other Senior Note Document, the obligations of any guarantor incorporated under the laws of Luxembourg (the “Luxembourg Guarantors”) under (i) Section 10.01 of the Senior Secured Credit Facilities, (ii) Article X of the 2009 Indenture, (iii) Article X of the October 2010 Senior Indenture, (iv) Article X of the October 2010 Senior Secured Indenture, (v) Article X of the May 2010 Indenture, (vi) Article X of this Senior Notes Indenture, (vii) Article X of the Senior Secured Notes Indenture and (viii) any other guarantee commitment contained in an agreement, including, but not limited to, any facility, loan agreement or indenture which RGHL and the administrative agent under the Senior Secured Credit Facilities agree is subject to this limitation, in respect of the obligations of any Obligor which is not a direct or indirect subsidiary of the applicable Luxembourg Guarantor, shall be limited to the aggregate maximum amount (if any) permitted under applicable Luxembourg law.”
          2. Ratification of Senior Notes Indenture; Eighth Senior Notes Supplemental Indenture Part of Senior Notes Indenture. Except as expressly amended hereby, the Senior Notes Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Eighth Senior Notes Supplemental Indenture shall form a part of the Senior Notes Indenture for all purposes, and every holder of a Senior Note heretofore or hereafter authenticated and delivered shall be bound hereby.
          3. Governing Law. THIS EIGHTH SENIOR NOTES SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Eighth Senior Notes Supplemental Indenture.
          5. Duplicate Originals. The parties may sign any number of copies of this Eighth Senior Notes Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
          7. No Adverse Interpretation of Other Agreements. This Eighth Senior Notes Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, BP I, BP II, RGHL or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Eighth Senior Notes Supplemental Indenture.
          8. No Recourse Against Others. No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in BP I, BP II or any Issuer or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Luxembourg Guarantor, will have any liability for any obligations of the Issuers under the Senior Notes, this Eighth Senior Notes Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver may not be effective to waive liabilities under the federal securities laws.

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          9. Successors and Assigns. All covenants and agreements of the Issuers, BP I and the Luxembourg Guarantors in this Eighth Senior Notes Supplemental Indenture and the Senior Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Eighth Senior Notes Supplemental Indenture shall bind its successors and assigns.
          10. Severability. In case any one or more of the provisions contained in this Eighth Senior Notes Supplemental Indenture or the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Eighth Senior Notes Supplemental Indenture or the Senior Notes.
          11. Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
if to any of the Issuers or any Luxembourg Guarantor:

Suite 2502
Level 25 Citigroup Centre
2 Park Street
Sydney 2000, Australia
Attn: Helen Golding
Fax: +6192686693
helen.golding@rankgroup.co.nz
and
if to the Trustee, Principal Paying Agent, Transfer Agent or Registrar:
The Bank of New York Mellon
101 Barclay Street 4-E
New York, NY 10286
Attn: International Corporate Trust
Fax: (212) 815-5366
catherine.donohue@bnymellon.com
lesley.daley@bnymellon.com
          12. Amendments and Modification. This Senior Notes Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Senior Notes Indenture and by written agreement of each of the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this supplemental indenture to be duly executed as of the date first above written.

REYNOLDS GROUP ISSUER LLC

By: Name:	/s/ Helen D. Golding Helen D. Golding
Title:	Secretary

REYNOLDS GROUP ISSUER INC.

By: Name:	/s/ Helen D. Golding Helen D. Golding
Title:	Secretary

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.

By: Name:	/s/ Helen D. Golding Helen D. Golding
Title:	Officer

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.

By: Name:	/s/ Helen D. Golding Helen D. Golding
Title:	Officer
Supplemental Indenture
(Senior Notes — 2011 — Luxembourg)

EVERGREEN PACKAGING (LUXEMBOURG) S.À R.L

By: Name:	/s/ Cindi Lefari Cindi Lefari
Title:	Authorized Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L

By: Name:	/s/ Cindi Lefari Cindi Lefari
Title:	Authorized Signatory
Supplemental Indenture
(Senior Notes — 2011 — Luxembourg)

THE BANK OF NEW YORK MELLON, as Trustee, Principal Paying Agent, Transfer Agent and Registrar

By: Name:	/s/ Catherine F. Donohue Catherine F. Donohue
Title:	Vice President
Supplemental Indenture
(Senior Notes — 2011 — Luxembourg)